EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PERRIGO COMPANY PLC REPORTS THIRD QUARTER 2018 FINANCIAL RESULTS

•
Realized third quarter 2018 GAAP ("reported") net sales of $1.1 billion, reported net loss of $68 million compared to a net income of $45 million last year and reported diluted loss per share of $0.49 compared to net earnings per share ("EPS") of $0.31 last year

•	Adjusted third quarter net income of $150 million compared to $197 million last year and adjusted diluted EPS of $1.09 versus $1.39 last year

•
Worldwide Consumer businesses net sales decreased approximately 1% on a reported basis year over year; net sales grew approximately 2% year over year on an organic constant currency basis, excluding the animal health business

•	CHC Americas segment achieved third quarter net sales of $596 million, flat versus last year on a constant currency basis; CHC Americas grew approximately 3% excluding the animal health business

•	CHC International segment realized third quarter net sales of $358 million, a decrease of 2% versus last year; net sales increased 1% versus last year on an organic constant currency basis

•	CHC International segment reported third quarter operating margin of (0.6)%; delivered adjusted operating margin of 18.7%

•	RX segment realized third quarter net sales of $179 million; Sharon Kochan, who led the Perrigo RX business from 2005-2012, appointed EVP and President of the RX business

•	Third quarter cash flow from operations was $144 million, representing approximately 96% conversion to adjusted net income

•	Repurchased approximately 1.8 million shares for approximately $135 million in the quarter; Board of Directors has approved a new share repurchase authorization of up to $1 billion

Guidance

•
The Company now expects calendar year 2018 reported diluted EPS to be in the range of $0.66 to $0.86; calendar year 2018 adjusted diluted EPS in the range of to $4.45 to $4.65 primarily due to revised expectations for the RX segment; see Guidance section below for details

Dublin, Ireland - November 8, 2018 - Perrigo Company plc (NYSE; TASE: PRGO) today announced financial results for the third quarter ended September 29, 2018.

Refer to Tables I - VI at the end of this press release for a reconciliation of non-GAAP measures to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are included in the attached Condensed Consolidated Statements of Operations, Balance Sheets and Statements of Cash Flows.

Third Quarter Results

Perrigo Company plc
(in millions, except earnings per share amounts, unaudited)
(see the attached Tables I - VI for reconciliation to GAAP numbers)

	Third Quarter Ended	Third Quarter Ended	YoY	Constant Currency
	9/29/2018	9/30/2017	% change	% Change
Reported Net Sales	$1,133	$1,231	(8.0)%
Reported Net Income (Loss)	$(68)	$45	NM
Reported Diluted Earnings (Loss) per Share	$(0.49)	$0.31	NM
Reported Diluted Shares	137.4	141.7	(3.0)%

Adjusted Diluted Shares	137.9	NA	NA
Adjusted Net Sales(1)	$1,133	$1,215	(6.7)%	(5.7)%
Adjusted Net Income	$150	$197	(24.0)%
Adjusted Diluted Earnings per Share	$1.09	$1.39	(21.9)%

(1) Third quarter 2017 net sales have been adjusted to exclude approximately $17 million of sales attributable to the Israel API held-for-sale business.

Reported net sales for the third quarter of calendar year 2018 were approximately $1.1 billion, which included new product sales of $35 million, partially offset by discontinued products of $9 million. Adjusted net sales decreased 5.7% on a constant currency basis. Unfavorable currency movements impacted net sales by $12 million.

Reported net loss was $68 million, or $0.49 per diluted share, versus net income of $45 million, or $0.31 per diluted share, in the prior year. Excluding charges as outlined in Table I, third quarter 2018 adjusted net income was $150 million, or $1.09 per diluted share, versus adjusted net income of $197 million, or $1.39 per diluted share, for the same period last year.

Segment Results

Consumer Healthcare Americas Segment
(in millions, unaudited)
(see the attached Tables I - VI for reconciliation to GAAP numbers)

	Third Quarter Ended	Third Quarter Ended	YoY	Constant Currency
	9/29/2018	9/30/2017	% change	% Change
Reported Net Sales	$596	$599	(0.4)%	(0.1)%
Reported Gross Profit	$185	$206	(10.4)%
Reported Gross Margin	31.0%	34.4%	(340) bps
Reported Operating Income (Loss)	$(124)	$124	NM
Reported Operating Margin	(20.8)%	20.8%	NM

Adjusted Gross Profit	$195	$218	(10.5)%
Adjusted Gross Margin	32.7%	36.4%	(370) bps
Adjusted Operating Income	$113	$139	(18.5)%
Adjusted Operating Margin	19.0%	23.2%	(420) bps

CHC Americas segment reported net sales were relatively flat compared to last year. Strong net sales in the smoking cessation, infant formula and dermatological categories coupled with new product sales of $13 million, were offset by lower net sales in the animal health and gastrointestinal categories and discontinued products of $1 million. Excluding the animal health business, net sales in the CHC Americas segment grew approximately 3%, on a constant currency basis.

CHC Americas third quarter reported gross profit margin was 31.0%. Adjusted gross profit margin was 32.7%, lower than the prior year due primarily to the animal health business, operating inefficiencies and relatively higher input costs.

Reported third quarter operating margin was (20.8)%. Third quarter adjusted operating margin was 19.0%, lower than the prior year due primarily to adjusted gross margin flow through.

Consumer Healthcare International Segment
(in millions, unaudited)
(see the attached Tables I - VI for reconciliation to GAAP numbers)

	Third Quarter Ended	Third Quarter Ended	YoY	Constant Currency
	9/29/2018	9/30/2017	% change	% Change
Reported Net Sales	$358	$365	(2.1)%	0.6%
Reported Gross Profit	$167	$166	0.5%
Reported Gross Margin	46.6%	45.4%	120 bps
Reported Operating Income (Loss)	$(2)	$5	NM
Reported Operating Margin	(0.6)%	1.2%	(180) bps

Adjusted Gross Profit	$188	$188	(0.3)%
Adjusted Gross Margin	52.6%	51.4%	120 bps
Adjusted Operating Income	$67	$60	11.4%
Adjusted Operating Margin	18.7%	16.4%	230 bps

CHC International net sales increased approximately 1%, excluding $2 million in net sales from exited businesses in 2017 and unfavorable foreign currency movements of $10 million. Growth was driven by net sales in the analgesic, anti-parasite and personal care categories in addition to new product sales of $19 million. Partially offsetting this growth were lower net sales in the lifestyle category and non-branded U.K. businesses. Discontinued products were $5 million.

Third quarter reported gross margin was 46.6%. Adjusted gross margin increased 120 basis points over the previous year to 52.6%, driven primarily by adjusted gross margin improvement initiatives including new product margin contributions.

Reported operating margin was (0.6)%. Adjusted operating margin expanded 230 basis points to 18.7% driven by gross margin flow through and improved operating leverage.

Prescription Pharmaceuticals Segment
(in millions, unaudited)
(see the attached Tables I - VI for reconciliation to GAAP numbers)

	Third Quarter Ended	Third Quarter Ended	YoY	Constant Currency
	9/29/2018	9/30/2017	% change	% Change
Reported Net Sales	$179	$251	(28.5)%	(28.5)%
Reported Gross Profit	$73	$117	(37.1)%
Reported Gross Margin	41.0%	46.6%	(560) bps
Reported Operating Income	$36	$82	(56.1)%
Reported Operating Margin	20.1%	32.8%	(1270) bps

Adjusted Gross Profit	$94	$138	(31.8)%
Adjusted Gross Margin	52.3%	54.9%	(260) bps
Adjusted Operating Income	$57	$106	(46.1)%
Adjusted Operating Margin	31.9%	42.4%	(1050) bps

RX reported net sales of $179 million were lower due primarily to challenging market dynamics in a number of authorized generic products and customer service challenges, resulting in lower sales volumes. Discontinued products were $4 million.

Reported gross margin was 41.0%. Adjusted gross margin was 52.3%, 260 basis points lower than the same quarter last year, due primarily to unfavorable product mix.

Reported operating margin was 20.1%. Adjusted operating margin was 31.9% compared to 42.4% in the prior year, due primarily to a 580 basis points increase in R&D investments as a percentage of net sales, compared to the prior year and adjusted gross margin flow through. R&D as a percentage to net sales was approximately 11% in the quarter.

Impairment

During the three months ended September 29, 2018, the animal health reporting unit continued to experience declines in its year-to-date financial results and had additional indications of impairment due to changes in channel dynamics, a strategic decision to re-prioritize our brands, and a decline in the forecasted outlook of the reporting unit. As a result, the Company realized an impairment in goodwill and intangible assets in this reporting unit within CHC Americas of approximately $213 million.

Guidance

The Company now expects calendar year 2018 net sales to be approximately $4.72 billion. The Company also expects calendar year 2018 adjusted diluted EPS in the range of $4.45 to $4.65, primarily due to revised expectation in the RX segment. In addition, reduced margin expectations in the CHC Americas segment are expected to be partially offset by improved margin expectations in the CHC International segment.

Conference Call

The Company will host a conference call at 8:30 a.m. EDT (5:30 a.m. PDT), November 8, 2018. The conference call will be available live via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 888-317-6003, International 412-317-6061, and reference ID #4651574. A taped replay of the call will be available beginning at approximately 12:00 p.m. (EDT) Thursday, November 8, until midnight November 15, 2018. To listen to the replay, dial 877-344-7529, International 412-317-0088, and use access code 10125751.

About Perrigo

Perrigo Company plc, a leading global healthcare company, delivers value to its customers and consumers by providing Quality Affordable Healthcare Products®. Founded in 1887 as a packager of home remedies, Perrigo has built a unique business model that is best described as the convergence of a fast-moving consumer goods company, a high-quality pharmaceutical manufacturing organization and a world-class supply chain network. Perrigo believes it is one of the world's largest manufacturers of OTC healthcare products and suppliers of infant formulas for the store brand market. The Company also is a leading provider of branded OTC products throughout Europe, as well as a leading producer of “extended topical” prescription drugs. Perrigo, headquartered in Ireland, sells its products primarily in North America and Europe, as well as in other markets, including Australia, Israel and China. Visit Perrigo online at (http://www.perrigo.com).

Forward-Looking Statements

Certain statements in this press release are "forward-looking statements." These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "forecast," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control, including: the timing, amount and cost of any share repurchases; future impairment charges; the success of management transition; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than the Company does; pricing pressure from customers and consumers; potential third-party claims and litigation, including litigation relating to the Company’s restatement of previously-filed financial information; potential impacts of ongoing or future government investigations and regulatory initiatives; resolution of uncertain tax positions; the impact of tax reform legislation and healthcare policy; general economic conditions; fluctuations in currency exchange rates and interest rates; the consummation of announced acquisitions or dispositions and the success of such transactions, and the Company’s ability to realize the desired benefits thereof; and the Company’s ability to execute and achieve the desired benefits of announced cost-reduction efforts and strategic and other initiatives. Statements regarding the separation of the RX business, including the expected benefits, anticipated timing, form of any such separation and whether the separation ultimately occurs, are all subject to various risks and uncertainties, including future financial and operating results, our ability to separate the business, the effect of existing interdependencies with our manufacturing and shared service operations, and the tax consequences of the planned separation to the Company or its shareholders. In addition, the Company may identify new, or be unable to remediate previously identified, material weaknesses in its internal control over financial reporting. Furthermore, the Company may incur additional tax liabilities in respect of 2016 and prior years or be found to have breached certain provisions of Irish company law in connection with the Company's restatement of previously-filed financial statements, which may result in additional expenses and penalties. These and other important factors, including those discussed under "Risk Factors" in the Company's Form 10-K for the year ended December 31, 2017, as well as the Company's subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

This press release contains certain non-GAAP measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of operations, balance sheets or statements of cash flows of the Company. Pursuant to the requirements of the U.S. Securities and Exchange Commission, the Company has provided reconciliations for net sales on a constant currency basis, net sales excluding sales attributable to held-for-sale businesses, the European distribution and Russian businesses, as well as adjusted gross profit, adjusted operating income, adjusted net income, adjusted diluted earnings per share, adjusted gross margin, adjusted operating margin, adjusted weighted shares outstanding, guidance for adjusted EPS, adjusted effective tax rate and adjusted operating income within this press release to the most directly comparable U.S. GAAP measures for these non-GAAP measures. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to the GAAP measures and may not be comparable to similarly named measures used by other companies.

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company's ongoing operating trends, facilitating comparability between periods and companies in similar industries and assessing the Company's prospects for future performance. These non-GAAP financial measures exclude items, such as impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

Non-GAAP measures related to profit measurements, which include adjusted gross profit, adjusted operating income, adjusted net income, adjusted diluted EPS and adjusted diluted shares are useful to investors as they provide them with supplemental information to enhance their understanding of the Company’s underlying business performance and trends, and enhance the ability of investors and analysts to compare the Company’s period-to-period financial results. Management believes that adjusted gross margin and adjusted operating margin are useful to investors, in addition to the reasons discussed above, by allowing them to more easily compare and analyze trends in the Company’s peer business group and assisting them in comparing the Company’s overall performance to that of its competitors. The Company discloses adjusted net sales, which excludes operating results attributable to the animal health reporting unit, the API business, the European distribution and Russian businesses in order to provide information about sales of the Company’s continuing business. In addition, the Company discloses net sales growth and adjusted net sales growth on a constant currency basis to provide information about sales of the Company’s continuing business excluding the exogenous impact of foreign exchange. The Company believes these supplemental financial measures provide investors with consistency in financial reporting, enabling meaningful comparisons of past, present and future underlying operating results, and also facilitate comparison of the Company’s operating performance to the operating performance of its competitors.

A copy of this press release, including the reconciliations, is available on the Company's website at www.perrigo.com.

Contact

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications
(269) 686-3373; e-mail: bradley.joseph@perrigo.com

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net sales	$1,133.1	$1,231.3	$3,536.5	$3,663.1
Cost of sales	708.3	733.5	2,148.0	2,196.4
Gross profit	424.8	497.8	1,388.5	1,466.7

Operating expenses
Distribution	22.5	21.5	71.0	64.2
Research and development	43.7	38.4	174.0	120.8
Selling	134.7	143.5	451.2	454.1
Administration	105.6	123.3	310.0	326.9
Impairment charges	221.8	7.8	223.5	47.4
Restructuring	18.0	3.8	23.2	54.7
Other operating expense (income)	0.5	(2.9)	6.6	(41.0)
Total operating expenses	546.8	335.4	1,259.5	1,027.1

Operating income (loss)	(122.0)	162.4	129.0	439.6

Change in financial assets	(74.9)	2.6	(65.9)	24.2
Interest expense, net	31.7	34.7	95.2	133.1
Other (income) expense, net	0.2	(3.6)	12.3	(1.1)
Loss on extinguishment of debt	—	—	0.5	135.2
Income (loss) before income taxes	(79.0)	128.7	86.9	148.2
Income tax expense (benefit)	(11.5)	84.2	37.3	101.8
Net income (loss)	$(67.5)	$44.5	$49.6	$46.4

Earnings (loss) per share
Basic	$(0.49)	$0.31	$0.36	$0.33
Diluted	$(0.49)	$0.31	$0.36	$0.32

Weighted-average shares outstanding
Basic	137.4	141.3	138.5	142.5
Diluted	137.4	141.7	139.0	142.8

Dividends declared per share	$0.19	$0.16	$0.57	$0.48

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	September 29, 2018	December 31, 2017
Assets
Cash and cash equivalents	$444.2	$678.7
Accounts receivable, net of allowance for doubtful accounts of $6.9 and $6.2, respectively	1,079.8	1,130.8
Inventories	885.3	806.9
Prepaid expenses and other current assets	359.5	203.2
Total current assets	2,768.8	2,819.6
Property, plant and equipment, net	820.2	833.1
Goodwill and other indefinite-lived intangible assets	4,042.0	4,265.7
Other intangible assets, net	2,959.3	3,290.5
Non-current deferred income taxes	0.8	10.4
Other non-current assets	351.8	409.5
Total non-current assets	8,174.1	8,809.2
Total assets	$10,942.9	$11,628.8
Liabilities and Shareholders’ Equity
Accounts payable	$503.6	$450.2
Payroll and related taxes	129.2	148.8
Accrued customer programs	416.4	419.7
Accrued liabilities	194.1	230.8
Accrued income taxes	56.0	116.1
Current indebtedness	194.2	70.4
Total current liabilities	1,493.5	1,436.0
Long-term debt, less current portion	3,071.0	3,270.8
Non-current deferred income taxes	294.7	321.9
Other non-current liabilities	423.7	429.5
Total non-current liabilities	3,789.4	4,022.2
Total liabilities	5,282.9	5,458.2
Commitments and contingencies - Refer to Note 13
Shareholders’ equity
Controlling interests:
Preferred shares, $0.0001 par value per share, 10 shares authorized	—	—
Ordinary shares, €0.001 par value per share, 10,000 shares authorized	7,436.3	7,892.9
Accumulated other comprehensive income	143.2	253.1
Retained earnings (accumulated deficit)	(1,919.7)	(1,975.5)
Total controlling interest	5,659.8	6,170.5
Noncontrolling interest	0.2	0.1
Total shareholders’ equity	5,660.0	6,170.6
Total liabilities and shareholders' equity	$10,942.9	$11,628.8

Supplemental Disclosures of Balance Sheet Information
Ordinary shares, issued and outstanding	135.9	140.8

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Nine Months Ended
	September 29, 2018	September 30, 2017
Cash Flows From (For) Operating Activities
Net income	$49.6	$46.4
Adjustments to derive cash flows:
Depreciation and amortization	324.0	333.1
Share-based compensation	26.6	28.1
Impairment charges	223.5	47.4
Change in financial assets	(65.9)	24.2
Loss on extinguishment of debt	0.5	135.2
Restructuring charges	23.2	54.7
Deferred income taxes	(8.4)	(16.3)
Amortization of debt premium	(6.2)	(18.4)
Other non-cash adjustments, net	5.9	(27.2)
Subtotal	572.8	607.2
Increase (decrease) in cash due to:
Accounts receivable	20.2	38.4
Inventories	(101.3)	(28.3)
Accounts payable	44.5	(6.0)
Payroll and related taxes	(40.8)	(36.7)
Accrued customer programs	(1.2)	(15.8)
Accrued liabilities	(31.1)	(18.8)
Accrued income taxes	(60.0)	(61.5)
Other, net	(4.4)	3.5
Subtotal	(174.1)	(125.2)
Net cash from operating activities	398.7	482.0
Cash Flows From (For) Investing Activities
Proceeds from royalty rights	11.4	86.4
Purchase of investment securities	(7.5)	—
Asset acquisitions	(32.8)	—
Additions to property, plant and equipment	(56.8)	(55.2)
Net proceeds from sale of business and other assets	5.0	46.7
Proceeds from sale of the Tysabri® financial asset	—	2,200.0
Other investing, net	—	(5.8)
Net cash from (for) investing activities	(80.7)	2,272.1
Cash Flows From (For) Financing Activities
Issuances of long-term debt	431.0	—
Payments on long-term debt	(470.0)	(2,243.7)
Borrowings (repayments) of revolving credit agreements and other financing, net	(8.7)	—
Deferred financing fees	(2.4)	(4.2)
Premium on early debt retirement	—	(116.1)
Issuance of ordinary shares	1.0	0.5
Repurchase of ordinary shares	(400.0)	(191.5)
Cash dividends	(78.7)	(68.7)
Other financing, net	(9.8)	2.7
Net cash (for) financing activities	(537.6)	(2,621.0)
Effect of exchange rate changes on cash and cash equivalents	(14.9)	20.5
Net increase (decrease) in cash and cash equivalents	(234.5)	153.6
Cash and cash equivalents, beginning of period	678.7	622.3
Cash and cash equivalents, end of period	$444.2	$775.9

TABLE I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 29, 2018
Consolidated	Net Sales	Net Income (Loss)	Diluted Earnings (Loss) per Share
Reported	$1,133.1	$(67.5)	$(0.49)
Adjustments:
Impairment charges		$221.8	$1.61
Amortization expense related primarily to acquired intangible assets		85.5	0.62
Restructuring charges and other termination benefits		18.0	0.13
Separation and reorganization expense		5.8	0.04
Acquisition-related charges and contingent consideration adjustments		1.4	0.01
Unusual litigation		1.4	0.01
Losses on investment securities		1.0	0.01
Gain/loss on divestitures		(2.1)	(0.02)
Change in financial assets		(74.9)	(0.54)
Non-GAAP tax adjustments*		(40.5)	(0.29)
Adjusted		$149.9	$1.09

Diluted weighted average shares outstanding
Reported			137.4
Effect of dilution as reported amount was a loss, while adjusted amount was income**			0.5
Adjusted			137.9

*The non-GAAP tax adjustments are due to tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax items.
**In the period of a net loss, diluted shares outstanding equal basic shares outstanding.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30, 2017
Consolidated	Net Sales	Net Income	Diluted Earnings per Share
Reported	$1,231.3	$44.5	$0.31
Adjustments:
Amortization expense primarily related to acquired intangible assets	$—	$90.1	$0.63
Impairment charges	—	7.8	0.06
Restructuring charges and other termination benefits	—	3.8	0.03
Change in financial assets	—	2.6	0.02
Gain/loss on divestitures	—	(1.9)	(0.01)
Acquisition-related charges and contingent consideration adjustments	—	(2.9)	(0.02)
Operating results attributable to held-for-sale business*	(16.5)	(4.1)	(0.03)
Non-GAAP tax adjustments**	—	57.3	0.40
Adjusted	$1,214.8	$197.2	$1.39

Diluted weighted average shares outstanding
Reported			141.7

*Held-for-sale business includes the Israel API business.
**The non-GAAP tax adjustments include the following: (1) $(23.2) million of tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax item; (2) a $36.2 million effect on non-GAAP income taxes related to the interim tax accounting requirements within ASC 740, Income Taxes; (3) $10.0 million net impact related to valuation allowances on deferred tax assets commensurate with non-GAAP pre-tax measures; (4) $(5.4) million of tax adjustments related to the divestiture of the Tysabri® financial asset; (5) $12.8 million related to an IRS audit settlement; and (6) $26.9 million of tax related to the sale of our Israel API business.

TABLE II
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	September 29, 2018			September 30, 2017
Consumer Healthcare Americas	Net Sales	Gross Profit	Operating Income (Loss)	Net Sales	Gross Profit	Operating Income
Reported	$596.2	$184.7	$(123.9)	$598.8	$206.1	$124.3
Adjustments:
Amortization expense related primarily to acquired intangible assets		$10.6	$15.3		$12.1	$16.9
Impairment charges		—	221.8		—	0.5
Restructuring charges and other termination benefits		—	—		—	(0.8)
Acquisition-related charges and contingent consideration adjustments		—	—		—	(2.0)
Adjusted		$195.3	$113.2		$218.2	$138.9
As a % of reported net sales		32.7%	19.0%		36.4%	23.2%

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	September 29, 2018			September 30, 2017
Consumer Healthcare International	Net Sales	Gross Profit	Operating Income (Loss)	Net Sales	Gross Profit	Operating Income
Reported	$357.6	$166.7	$(2.0)	$365.4	$165.9	$4.6
Adjustments:
Amortization expense related primarily to acquired intangible assets		$21.5	$49.7		$21.9	$51.8
Unusual litigation		—	1.4		—	—
Restructuring charges and other termination benefits		—	18.0		—	3.6
Acquisition-related charges and contingent consideration adjustments		—	(0.3)		—	—
Adjusted		$188.2	$66.8		$187.8	$60.0
As a % of reported net sales		52.6%	18.7%		51.4%	16.4%

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	September 29, 2018			September 30, 2017
Prescription Pharmaceuticals	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$179.3	$73.4	$36.0	$250.6	$116.7	$82.1
Adjustments:
Amortization expense related primarily to acquired intangible assets		$20.4	$20.5		$20.9	$21.0
Restructuring charges and other termination benefits		—	—		—	0.1
Impairment charges		—	—		—	4.0
Acquisition-related charges and contingent consideration adjustments		—	0.8		—	(0.9)
Adjusted		$93.8	$57.3		$137.6	$106.3
As a % of reported net sales		52.3%	31.9%		54.9%	42.4%

TABLE III
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSTANT CURRENCY
(in millions)
(unaudited)

	Three Months Ended
	September 29, 2018	September 30, 2017	Total Change	FX Change	Constant Currency Change
Net sales
Consolidated*	$1,133.1	$1,214.8	(6.7)%	1.0%	(5.7)%
CHCA	$596.2	$598.8	(0.4)%	0.3%	(0.1)%
CHCI	$357.6	$365.4	(2.1)%	2.7%	0.6%
RX	$179.3	$250.6	(28.5)%	—%	(28.5)%

CHCA	$596.2	$598.8
Less: Animal health net sales	(20.4)	(39.2)
	$575.8	$559.6	2.9%	0.3%	3.2%

CHCI	$357.6	$365.4
Less: Belgium distribution and Russian business net sales	—	(1.8)
	$357.6	$363.6	(1.7)%	2.8%	1.1%

CHCA	$596.2	$598.8
CHCI	357.6	365.4
	$953.8	$964.2	(1.1)%	1.2%	0.1%
Less: Belgium distribution and Russian business net sales	—	(1.8)
Less: Animal health net sales	(20.4)	(39.2)
	$933.4	$923.2	1.1%	1.3%	2.4%

*2017 net sales are adjusted to exclude sales attributable to divested businesses. See Table I for non-GAAP reconciliations.

TABLE IV
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
2018 CONSOLIDATED GUIDANCE(1)
(unaudited)
Full Year
2018 EPS Guidance Provided on 11/8/2018
Reported(2)	$0.66 - $0.86
Amortization expense related primarily to acquired intangible assets	2.44
Impairment charges	1.61
Acquisition-related charges and contingent consideration adjustments	0.42
Restructuring charges and other termination benefits	0.20
Separation and reorganization expense	0.13
Losses on investment securities	0.08
Unusual litigation	0.01
Gain/loss on divestitures	(0.02)
Change in financial assets	(0.47)
Tax effect of non-GAAP adjustments	(0.61)
Adjusted	$4.45 - $4.65

(1) Guidance tables include Q1-Q3 actual results for all reconciling line items, plus estimated amortization expense, separation and reorganization expense and the corresponding tax effect for Q4.
(2) Guidance excludes any impact related to the Royalty Pharma contingent milestone payments.

TABLE V
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)
Three Months Ended
September 29, 2018
Operating cash flow	$144.0

Adjusted net income	$149.9
Cash conversion ratio	96.1%

TABLE VI
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED AND SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)
	Three Months Ended
	September 29, 2018	September 30, 2017	Total Change
Consolidated adjusted net income	$149.9	$197.2	(24.0)%
Consolidated adjusted EPS	1.09	1.39	(21.9)%

Adjusted operating income
CHCA	$113.2	$138.9	(18.5)%
CHCI	66.8	60.0	11.4%
RX	57.3	106.3	(46.1)%

Adjusted operating margin
CHCA	19.0%	23.2%	(420) bps
CHCI	18.7%	16.4%	230 bps
RX	31.9%	42.4%	(1050) bps

Adjusted gross profit
CHCA	$195.3	$218.2	(10.5)%
CHCI	188.2	187.8	(0.3)%
RX	93.8	137.6	(31.8)%

Adjusted gross margin
CHCA	32.7%	36.4%	(370) bps
CHCI	52.6%	51.4%	120 bps
RX	52.3%	54.9%	(260) bps